Exhibit 99.1

Investor Contact:	Richard E. Koch
(203) 750-3254

Press Contact:	Thomas J. Fitzgerald
(203) 750-3831

FOR IMMEDIATE RELEASE

Olin to Present at Morgan Stanley Meetings

NORWALK, CT, May 5, 2003 – Olin Corporation’s (NYSE: OLN) senior management will make a presentation at meetings with investors sponsored by Morgan Stanley on Wednesday, May 7 in Chicago and Thursday, May 8 in the greater Philadelphia area. Attending the meetings will be Joseph D. Rupp, President and Chief Executive Officer; Anthony W. Ruggiero, Executive Vice President and Chief Financial Officer; and Richard E. Koch, Vice President Investor Relations and Public Affairs.

Copies of the presentation slides will be available to all investors, news media and the general public on Olin’s web site www.olin.com on May 7.

Olin Corporation is a manufacturer concentrated in three business segments: Metals, Chlor Alkali Products and Winchester. Metals products include copper and copper alloy sheet, strip, foil, and rod, welded tube, fabricated parts, metal packages and stainless steel strip. Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid and bleach products. Winchester products include sporting ammunition, canister powder, reloading components, small caliber military ammunition and industrial cartridges.

2003 – 15